UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 5, 2010

ANAVEX LIFE SCIENCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51652	20-8365999
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

27 Marathonos Ave., 15351 Athens, Greece
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 30 210 603 4026

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information required by this Item 1.01 is included under Item 3.02 of this current report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

On July 5, 2010 we issued an aggregate of 400,000 units of our securities at a deemed value of US $2.50 per unit pursuant to a shares for services agreement. Each unit consists of one share of our common stock and one-half of one share purchase warrant. Each whole warrant is exercisable at US $3.50 for one share of common stock for a period of 18 months.

The issuance of the shares occurred outside of the United States. We issued the units to one non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d)               Exhibits

10.1	Shares for Services Agreement dated July 5, 2010 with Eurogenet Labs SA

10.2	Form of Warrant Certificate

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

/s/ Harvey Lalach
Harvey Lalach
President, Chief Financial Officer, Secretary and Director
Date: July 8, 2010